Exhibit 99.1

FOR IMMEDIATE RELEASE
March 10, 2009

ILX RESORTS RECEIVES DELISTING NOTIFICATION

PHOENIX, ARIZONA – March 10, 2009 - ILX RESORTS INCORPORATED (NYSE Alternext: ILX) a leading developer, operator and marketer of upscale flexible-stay vacation ownership resorts in the western United States, announced that the Company received a letter from NYSE Alternext (“the Exchange) on March 6, 2009 indicating the Exchange’s intent to suspend trading and delist the Company’s common stock.  The Exchange has determined the Company is not in compliance with Section 1003(a)(iv) of the Company Guide due to its recent filing of Chapter 11 under the U.S. Bankruptcy Code and Section 1002(b) due to low market capitalization of the common stock.  The Company does not intend to appeal the determination.  The Company plans to apply to be quoted on the Pink Quote system.

For more information about the Company, visit: www.ilxresorts.com.

Forward-Looking Statements; Risks and Uncertainties

Statements contained in this document that disclose the Company’s or management’s intentions, expectations or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  The Company cautions that these statements involve risks and uncertainties and other factors that may cause results to differ materially from those anticipated at the time such statements are made.  For example, future results, performance and achievements may be affected by the impact of today’s announcement on our operations, the ability to continue as a going concern, the ability to obtain court approval of  our motions in the Chapter 11 proceedings, our ability to develop, pursue, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 cases, our ability  to obtain and maintain normal terms with vendors and service providers, our ability to attract and retain customers, our ability to provide financing to purchasers of vacation ownership interests, the performance of our portfolio of consumer notes receivable, our ability to successfully implement our strategic, operational and marketing plans, general economic conditions, availability of capital in the financial markets, the impact of war and terrorist activity, business and financing conditions, governmental and regulatory actions, the cyclicality of the vacation ownership industry, relationships with key employees and our ability to attract and retain employees , domestic and international political and geopolitical conditions, competition, downturns in leisure travel patterns, risk associated with the level and structure of our indebtedness, and other circumstances and uncertainties.  We believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, but we can give no assurance that our expectations will be attained or that results will not materially differ.  We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.